Exhibit 10.1

Execution

SECOND AMENDMENT TO CREDIT AGREEMENT

This SECOND AMENDMENT TO CREDIT AGREEMENT (this “Second Amendment”) is entered into as of June 13, 2016 and made by and among SONUS NETWORKS, INC., (the “Borrower”) and BANK OF AMERICA N.A., as Administrative Agent (the “Agent”), Swing Line Lender, L/C Issuer and Lender.

Background

The Borrower, Lender and the Agent entered into a Credit Agreement dated as of June 27, 2014 which was amended by that certain First Amendment to Credit Agreement dated as of June 26, 2015 (collectively, the “Original Credit Agreement”).  Capitalized terms used herein but not defined herein will have the meaning given such term in the Original Credit Agreement.  The Borrower has requested that the Agent and the Lender extend the stated maturity date and amend certain covenants.  The Original Credit Agreement, as amended by this Second Amendment, as further amended, modified or supplemented from time to time, the “Credit Agreement”.

The Lender constitutes the “Required Lenders” under the terms of the Original Credit Agreement and agrees, on the terms and subject to the conditions set forth herein, to (a) increase the aggregate Commitments to $20,000,000, (b) extend the maturity date of the Loans under the Original Credit Agreement to June 30, 2017, (c) amend the liquidity covenant in the Original Credit Agreement and (d) eliminate the monthly reporting requirement for the liquidity covenant.

NOW, THEREFORE, in consideration of the promises and the agreements, provisions and covenants herein contained, the Borrower, the Agent and the Lender hereby agree as follows:

1.                                      Amendment.  Subject to the terms and conditions herein contained and in reliance on the representations and warranties of the Borrower herein contained, effective upon satisfaction of the conditions precedent contained in section 3 below, the following amendments shall be incorporated into the Original Credit Agreement:

(A)                               Section 1.01, “Defined Terms” of the Original Credit Agreement is hereby amended by deleting the text in the definitions of “Commitment”, “Eurodollar Rate”, “Maturity Date” and clause (d) of “Defaulting Lender” in their entirety and replacing them with the following in lieu thereof:

“Commitment” means, as to each Lender, its obligation to (a) make Committed Loans to the Borrower pursuant to Section 2.01, (b) purchase participations in L/C Obligations, and (c) purchase participations in Swing Line Loans, in an aggregate principal amount at any one time outstanding not to exceed the amount set forth opposite such Lender’s name on Schedule 2.01 or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement. On the Second Amendment Effective Date, the aggregate commitments are $20,000,000.

“Defaulting Lender” clause (d) shall read:

(d)                                 has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under any Debtor Relief Law, (ii) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such a capacity or (iii) become the subject of a Bail-in Action; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any Equity Interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender.

“Eurodollar Rate”  means:

(a) for any Interest Period with respect to a Eurodollar Rate Loan, the rate per annum equal to the London Interbank Offered Rate (“LIBOR”), as published on the applicable Bloomberg screen page (or if Bloomberg no longer publishes such rate, such other commercially available source providing such quotations as may be designated by the Administrative Agent from time to time or a comparable or successor rate, which rate is approved by the Administrative Agent) at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period, for Dollar deposits (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period; and

(b)                                 for any interest calculation with respect to a Base Rate Loan on any date, the rate per annum equal to LIBOR, at or about 11:00 a.m., London time determined two Business Days prior to such date for U.S. Dollar deposits with a term of one month commencing that day; provided that to the extent a comparable or successor rate is approved by the Administrative Agent in connection herewith, the approved rate shall be applied in a manner consistent with market practice; provided, further that to the extent such market practice is not administratively feasible for the Administrative Agent, such approved rate shall be applied in a manner as otherwise reasonably determined by the Administrative Agent.

provided that if the Eurodollar Rate shall be less than zero, such rate shall be deemed zero for purposes of this Agreement.

“Maturity Date” means June 30, 2017; provided, however, that if such date is not a Business Day, the Maturity Date shall be the next preceding Business Day.

(B)                               Section 1.01, “Defined Terms” of the Original Credit Agreement is hereby amended to add the following defined terms in the proper alphabetical order as follows:

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable EEA Resolution Authority in respect of any liability of an EEA Financial Institution.

“Bail-In Legislation” means, with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule.

“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.

“Second Amendment Effective Date” means June 13, 2016.

“Write-Down and Conversion Powers” means, with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule.

(C)                               Section 2.09, “Fees” is hereby amended by deleting the text therein contained and inserting the following in lieu thereof:

2.09,                     Fees.                     In addition to certain fees described in subsections (h) and (i) of Section 2.03, the Borrower shall pay to the Administrative Agent for the account of each Lender in accordance with its Applicable Percentage, a commitment fee equal to 0.1125% times the actual daily amount by which the Aggregate Commitments exceed the sum of (i) the Outstanding Amount of Committed Loans and (ii) the Outstanding Amount of L/C Obligations, subject to adjustment as provided in Section 2.15.  For the avoidance of doubt, the Outstanding Amount of Swing Line Loans shall not be counted towards or considered usage of the Aggregate Commitments for purposes of determining the commitment fee. The commitment fee shall accrue at all times during the Availability Period, including at any time during which one or more of the conditions in Article IV is not met, and shall be due and payable quarterly in arrears on the last Business Day of each March, June, September and December, commencing with the first such date to occur after the Closing Date, and on the last day of the Availability Period.  The commitment fee shall be calculated quarterly in arrears.

(D)                               Section 6.02, “Certificates; Other Information”, subsection (c) of the Original Credit Agreement, the text therein contained is hereby deleted and the word “reserved” is hereby inserted in lieu thereof.”

(E)                                A new Section 5.21 is hereby added to the Original Credit Agreement to read as follows:

5.21                        No EEA Financial Institution.

No Credit Party is an EEA Financial Institution

(F)                                 Section 7.11, “Liquidity Covenant” of the Original Credit Agreement is hereby amended by deleting the text therein contained and inserting the following in lieu thereof:

7.11                        Liquidity Covenant.  Permit the amount of cash and Cash Equivalents of the Loan Parties, excluding the aggregate amount cash and Cash Equivalents subject to a Lien permitted under Section 7.01(j) or Section 7.01(k), to be less than an aggregate amount of $50,000,000, at any time

(G)                               A new Section 10.20 is hereby added to the Original Credit Agreement to read as follows:

10.20                 Acknowledgement and Consent to Bail-In of EEA Financial Institutions.

Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Lender that is an EEA Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of an EEA Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a)                                 the application of any Write-Down and Conversion Powers by an EEA Resolution Authority to any such liabilities arising hereunder which may be payable to it by any Lender that is an EEA Financial Institution; and

(b)                                 the effects of any Bail-in Action on any such liability, including, if applicable:

(i)                                     a reduction in full or in part or cancellation of any such liability;

(ii)                                  a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such EEA Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

(iii)                               the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of any EEA Resolution Authority.

2.                                      Conditions Precedent.  The provisions of this Second Amendment shall be effective as of the date on which all of the following conditions shall be satisfied:

(a)                                 the Borrower shall have delivered to the Agent a fully executed counterpart of this Second Amendment;

(b)                                 the Borrower shall have paid all costs and expenses owing to the Agent and its counsel on or before the date hereof; and

(c)                                  the Lender shall have indicated its consent and agreement by executing this Second Amendment.

3.                                      Miscellaneous.

(a)                                 Ratification.  The terms and provisions set forth in this Second Amendment shall modify and supersede all inconsistent terms and provisions set forth in the Original Credit Agreement and except as expressly modified and superseded by this Second Amendment, the terms and provisions of the Original Credit Agreement and the other Loan Documents are ratified and confirmed and shall continue in full force and effect. The Borrower and the Agent agree that the Original Credit Agreement as amended hereby and the other Loan Documents shall continue to be legal, valid, binding and enforceable in accordance with their respective terms. For all matters arising prior to the effective date of this Second Amendment, the Original Credit Agreement (as unmodified by this Second Amendment) shall control.  The Borrower hereby acknowledges that, as of the date hereof, the security interests and liens granted to the Agent and the Lender under the Credit Agreement and the other Loan Documents are in full force and effect, are properly perfected and are enforceable in accordance with the terms of the Credit Agreement and the other Loan Documents.

(b)                                 Representations and Warranties.  The Borrower hereby represents and warrants to the Agent and the Lender that the representations and warranties set forth in the Loan Documents, after giving effect to this Second Amendment, are true and correct in all material respects on and as of the date hereof, with the same effect as though made on and as of such date except with respect to any representations and warranties limited by their terms to a specific date.  The Borrower further represents and warrants to the Agent and the Lender that the execution, delivery and performance by the Borrower of this consent letter (i) are within the Borrower’s power and authority; (ii) have been duly authorized by all necessary corporate and shareholder action; (iii) are not in contravention of the terms of any of the Borrower’s Organization Documents; (iv) do not violate any Law; (v) do not conflict with or result in any breach or contravention of, or require any payment to be made under any Contractual Obligation to which the Borrower is a party or affecting the Borrower or the properties of the Borrower; (vi) do not result in the creation or imposition of any Lien upon any of the property of the Borrower other than in favor of Agent; (vii) do not require the consent or approval of any Governmental Authority.  All representations and warranties made in this Second Amendment shall survive the execution and delivery of this Second Amendment, and no investigation by the Agent shall affect the representations and warranties or the right of the Agent to rely upon them.

(c)                                  Reference to Agreement.  Each of the Loan Documents, including the Original Credit Agreement and any and all other agreements, documents, or instruments now or hereafter executed and delivered pursuant to the terms hereof or pursuant to the terms of the Original Credit Agreement as amended hereby, are hereby amended so that any reference in such Loan Documents to the Original Credit Agreement shall mean a reference to the Original Credit Agreement as amended hereby.

(d)                                 Expenses of the Agent.  As provided in the Credit Agreement, the Borrower agrees to pay all reasonable costs and expenses incurred by the Agent in connection with the preparation, negotiation, and execution of this Second Amendment, including without limitation, the reasonable costs and fees of the Agent’s legal counsel.

(e)                                  Severability.  Any provision of this Second Amendment held by a court of competent jurisdiction to be invalid or unenforceable shall not impair or invalidate the remainder of this Second Amendment and the effect thereof shall be confined to the provision so held to be invalid or unenforceable.

(f)                                   Applicable Law.  This Amendment shall be governed by and construed in accordance with the laws of the State of New York and the applicable laws of the United States of America.

(g)                                  Successors and Assigns.  This Second Amendment is binding upon and shall inure to the benefit of the Agent, the Lender and the Borrower, and their respective successors and assigns, except the Borrower may not assign or transfer any of its rights or obligations hereunder without the prior written consent of the Agent.

(h)                                 Counterparts.  This Second Amendment may be executed in one or more counterparts and on facsimile counterparts, each of which when so executed shall be deemed to be an original, but all of which when taken together shall constitute one and the same agreement.

(i)                                     Effect of Waiver.  No consent or waiver, express or implied, by the Agent or Lender to or for any breach of or deviation from any covenant, condition or duty by the Borrower shall be deemed a consent or waiver to or of any other breach of the same or any other covenant, condition or duty.

(j)                                    Headings.  The headings, captions, and arrangements used in this Second Amendment are for convenience only and shall not affect the interpretation of this Second Amendment.

(k)                                 ENTIRE AGREEMENT.  THIS SECOND AMENDMENT EMBODIES THE ENTIRE AGREEMENT AMONG THE PARTIES HERETO WITH RESPECT TO THE SUBJECT MATTER THEREOF, AND SUPERSEDES ANY AND ALL PRIOR REPRESENTATIONS AND UNDERSTANDINGS, WHETHER WRITTEN OR ORAL, RELATING TO THIS AMENDMENT. THERE ARE NO ORAL AGREEMENTS AMONG THE PARTIES HERETO WITH RESPECT TO THE SUBJECT MATTER HEREOF.

(l)                                     RELEASE.  In addition, to induce the Agent and Lender to agree to the terms of this Second Amendment, the Borrower, for and on behalf of, itself and its Subsidiaries and its direct and indirect equity holders represents and warrants that as of the date of its execution of this Second Amendment there are no claims or offsets against or rights of recoupment with respect to or defenses or counterclaims to its obligations under the Loan Documents and in accordance therewith it: (i) waives any and all such claims, offsets, rights of recoupment, defenses or counterclaims, arising prior to the date of its execution of this Second Amendment and (ii)  releases and discharges the Agent and its officers, directors, employees, agents and affiliates (collectively the “released parties”) from any and all liabilities, claims, causes of action, in law or equity, which the Borrower or any of its Subsidiaries or direct or indirect equity holders or any Guarantor may have against any released party arising prior to the date hereof in connection with the Loan Documents or the transactions contemplated thereby.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties hereto have executed this Second Amendment as of the date first above written.

BORROWER

SONUS NETWORKS, INC.

By:	/s/ Mark Greenquist

Name:	Mark Greenquist

Title:	Chief Financial Officer

Acknowledged and Accepted:

GUARANTORS

SONUS FEDERAL, INC.

By:	/s/ Mark Greenquist

Name:	Mark Greenquist

Title:	Chief Financial Officer

NETWORK EQUIPMENT TECHNOLOGIES, INC.

By:	/s/ Mark Greenquist

Name:	Mark Greenquist

Title:	Chief Financial Officer

SONUS INTERNATIONAL, INC.

By:	/s/ Mark Greenquist

Name:	Mark Greenquist

Title:	Chief Financial Officer

AGENT

BANK OF AMERICA, N.A., as Agent

By:	/s/ John B. Desmond
Name:	John B. Desmond
Title:	Senior Vice President

LENDER

BANK OF AMERICA, N.A., as a Lender

By:	/s/ John B. Desmond
Name:	John B. Desmond
Title:	Senior Vice President

[signature page to Sonus Second Amendment]